UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2024 (September 19, 2024)

MURPHY OIL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8590	71-0361522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9805 Katy Fwy, Suite G-200
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 675-9000

Not applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	MUR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth below in Item 8.01 of this Current Report on Form 8-K with respect to the Notes and the Indenture (each as defined below) is incorporated by reference to this Item 2.03.

Item 8.01.	Other Events.

On October 3, 2024, Murphy Oil Corporation (the “Company”) closed its previously announced offering of $600,000,000 aggregate principal amount of 6.000% Notes due 2032 (the “Notes”). The Notes were offered and sold pursuant to a terms agreement (the “Terms Agreement”), dated as of September 19, 2024 (incorporating the Underwriting Agreement Standard Provisions, dated September 19, 2024), with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriters”), under the Company’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-260287), including a prospectus dated October 15, 2021 and a prospectus supplement dated September 19, 2024. The Terms Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, and termination and other customary provisions.

The Notes were issued under an indenture, dated as of May 18, 2012 (the “Base Indenture”), between the Company and Regions Bank (as successor to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the seventh supplemental indenture, dated as of October 3, 2024 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes bear interest at the rate of 6.000% per annum. Interest is payable on April 1 and October 1 of each year, beginning April 1, 2025. The Notes will mature on October 1, 2032. The Company may redeem the Notes, in whole or in part, at any time at the applicable redemption prices, as set forth in the Indenture. In addition, the Indenture contains restrictions on the ability of the Company and its subsidiaries to incur liens, enter into sale and leaseback transactions and merge, consolidate or sell or convey all or substantially all of the Company’s assets, as well as restrictions on the ability of the Company’s subsidiaries to incur indebtedness.

The Company will use the net proceeds from the offering of the Notes, together with cash on hand, to (i) fund the previously announced cash tender offers to purchase up to $600.0 million aggregate principal amount of its outstanding 5.875% Senior Notes due 2027, 6.375% Senior Notes due 2028 and 7.050% Senior Notes due 2029 pursuant to the terms and conditions set forth in the offer to purchase, dated September 19, 2024, and (ii) pay any related premiums, fees and expenses.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Terms Agreement and the Supplemental Indenture (including the form of the Notes), each of which is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 1.1 and Exhibit 4.2, respectively, and the Base Indenture, which is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 4.1.

This Current Report on Form 8-K does not constitute the solicitation of tenders with respect to the securities described herein.

A copy of the opinion of Davis Polk & Wardwell LLP, special New York counsel to the Company, relating to the validity of the Notes, is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Terms Agreement, dated as of September 19, 2024, between Murphy Oil Corporation and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

4.1	Indenture, dated as of May 18, 2012, between Murphy Oil Corporation and Regions Bank (as successor to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 18, 2012).

4.2	Seventh Supplemental Indenture, dated as of October 3, 2024, between Murphy Oil Corporation and Regions Bank, as trustee (including the Form of 6.000% Notes due 2032).

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2024	MURPHY OIL CORPORATION

	By:	/s/ Paul D. Vaughan
	Name:	Paul D. Vaughan
	Title:	Vice President and Controller